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                                  EXHIBIT 10.15

               SERIES A PREFERRED CONVERSION RESTRICTION AGREEMENT


         THIS SERIES A CONVERSION RESTRICTION AGREEMENT (the "Agreement") is made and entered into as of the date set forth on the signature page below, between ERF WIRELESS, INC., a Nevada corporation (the "Company"), and the holder identified on the signature page ("Holder").

         WHEREAS, the Holder owns shares of the Company's Series A Preferred Stock, as identified on the signature page, which are convertible into shares of Company's common stock at the Holder's discretion;

         WHEREAS, the Holder desires to enter into this Agreement to restrict the amount of shares of Series A Preferred Stock that can be converted provided that contemporaneously herewith the Company shall grant Holder the Right of First Refusal (as herein defined); and

         WHEREAS, the Holder has agreed to accept the Right of First Refusal and to enter into this Agreement and to restrict the conversion of the shares of the Company's Series A Preferred Stock, all on the terms set forth below.

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Each Holder agrees to restrict the amount of Series A Preferred Stock that can be converted into common stock of the Company per calendar quarter to an amount equal to the lesser of (i) 5% of their shares of the Company's Series A Preferred Stock or (ii) 1% of the common stock then outstanding determined on the first day of the calendar quarter. Amounts remaining unconverted by one Holder may be assigned to another Holder as long as the group doesn't exceed this limitation. The Holder acknowledges that the certificates issued upon the conversion of the Series A Preferred Stock into the Company's common stock will be subject to Rule 144 restrictive legend and will also contain a restrictive legend reflecting this resale restriction.

        2. The Holder agrees that it will not engage in any short selling of the Company's common stock during the term of this Agreement.

        3. Beginning January 1, 2006 and ending December 31, 2006, prior to the Company selling any of its Series A Preferred Stock ("Future Series A Financing"), the Company will send the terms of any proposed offering by written notice to the Holders (the "Offer"). Each Holder will have the right to participate pro rata (as defined below) in the Future Series A Financing by providing the Company written notice of its acceptance of the Offer within five
(5) days after the Offer is sent (the "Right of First Refusal"). If any Holder


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accepts the Offer, the Holder must fund the purchase price as described in the
Offer. If any Holder fails to either accept or fund the Offer, as provided for herein, such Holder shall have waived its rights to participate in that Future Series A Financing. For the purposes of any Offer under this Section 3, the "pro rata" of any accepting Holder shall equal the ratio of (i) the aggregate number of shares of Series A Preferred Stock held of record by such accepting Holder prior to such Offer divided by (ii) the aggregate number of shares of Series A Preferred Stock outstanding of record prior to such Offer. The Right of First Refusal is not transferable or assignable.

         4. Notwithstanding anything contained in this Agreement, a Holder may transfer his/her/its shares of the Company's Series A Preferred Stock provided that the transferee executes an agreement to be bound by all of the terms and conditions of this Agreement and such transfer otherwise complies with applicable securities laws.

         5. Except as otherwise provided in this Agreement or any other agreements between the parties, this Agreement shall not effect the Holder's right to their respective beneficial rights of ownership of the Company's Series A Preferred Stock or common stock, including the right to vote the Company's Series A Preferred Stock and common stock for any and all purposes.

         6. The Company's per share price restrictions of the common stock covered by this Agreement shall be appropriately adjusted should the Company undergo a forward split or a reverse split or otherwise reclassify its shares of the Company's common stock.

         7. The conversion restrictions on the Company's Series A Preferred Stock set forth in this Agreement shall be in addition to all other restrictions on transfer imposed by applicable United States and state securities laws, rules and regulations.

         8. The Company or each Holder who fails to fully adhere to the terms and conditions of this Agreement shall be liable to every other party for any damages suffered by any party by reason of any such breach of the terms and conditions hereof. Each Holder agrees that in the event of a breach of any of the terms and conditions of this Agreement by any such Holder, that in addition to all other remedies that may be available in law or in equity to the non-defaulting parties, a preliminary and permanent injunction and an order of a court requiring such defaulting Holder to cease and desist from violating the terms and conditions of this Agreement and specifically requiring such Holder to perform his/her/its obligations hereunder is fair and reasonable by reason of the inability of the parties to this Agreement to presently determine the type, extent or amount of damages that the Company or the non-defaulting Holder may suffer as a result of any breach or continuation thereof. In the event of default hereunder, the non-defaulting parties shall be entitled to recover reasonable attorney's fees incurred in the enforcement of this Agreement.

         9. This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof, and may not be amended except by a written instrument executed by the parties hereto.

         10. The Company will be the transfer agent for all Series A Preferred Stock and any Holder desiring to convert Series A Preferred must submit their Series A stock certificate along with written instructions as to the number of Series A shares they wish to convert directly to the Director of Investor


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Relations, 2911 South Shore Blvd. League City Texas, 77573. The Holder will receive a new Series A Preferred certificate as well as a common stock certificate reflecting the transfer directly back from the Company. Holders should anticipate that the conversion process will require approximately 75 days from the point the request is received by the Company due to the 65 day pre-notification requirement of the Series A Preferred designation as well as the processing time for the new Series A Preferred and common stock certificates.

         11. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas applicable to contracts entered into and to be performed wholly within said State; and the Company and the Holder agree that any action based upon this Agreement may be brought in the United States and state courts of Harris County, Texas only, and each submits himself/herself/itself to the jurisdiction of such courts for all purposes hereunder.

        IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Agreement as of the day and year first above written.


Date: December 8, 2005                ERF WIRELESS, INC.


                                      By:_______________________________________
                                      Name:
                                      Title:____________________________________



                                      HOLDER


                                      By:_______________________________________
                                      Name:
                                      Title:____________________________________

                                      Amount of shares of Series A Preferred
                                      Stock Owned:______________________________


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